As filed with the Securities and Exchange Commission on May 15, 2024

Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

UNITED STATES ANTIMONY CORPORATION
(Exact name of issuer as specified in charter)

Montana	81-0305822
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

P.O Box 643, Thompson Falls, Montana	59873
(Address of principal executive offices)	(Zip Code)

UNITED STATES ANTIMONY CORPORATION

2023 EQUITY INCENTIVE PLAN

(Full title of the plan)

Richard R. Isaak

Chief Financial Officer

United States Antimony Corporation

P.O Box 643

Thompson Falls, Montana 59873

(Name and address of agent for service)

Telephone number, including area code, of agent for service: (406) 827-3523

Copy to:

Steven J. Boender

Stoel Rives LLP

760 SW Ninth Avenue, Suite 3000

Portland, Oregon 97205

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐

Non-accelerated filer	☒	Smaller reporting company	☒

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act . ☐

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

Item 1.

Plan Information*

Item 2.

Registrant Information and Employee Plan Annual Information*

* The information specified in Items 1 and 2 of Part I of Form S-8 is omitted from this filing in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the introductory note to Part I of Form S-8. The document(s) containing the information specified in Part I of Form S-8 have been or will be sent or given to the participants in the United States Antimony 2023 Equity Incentive Plan (the “Plan”) as specified by Rule 428(b)(1) promulgated by the Commission under the Securities Act. Such documents are not required to be, and are not, filed with the Commission either as part of this Form S-8 Registration Statement (this Registration Statement) or as prospectuses or prospectus supplements pursuant to Rule 424 under the Securities Act. These documents and the documents incorporated by reference in this Registration Statement pursuant to Item 3 of Part II of this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

Upon written or oral request, any of the documents incorporated by reference in Item 3 of Part II of this Registration Statement, which are also incorporated by reference in the Section 10(a) prospectus, other documents required to be delivered to eligible participants pursuant to Rule 428(b) under the Securities Act, or additional information about the Plan, will be available without charge by contacting Richard R. Isaak, Chief Financial Officer, P.O. Box 643

Thompson Falls, Montana 59873.

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PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents By Reference.

The following documents filed with the Commission by the Company pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”), or as otherwise indicated, are hereby incorporated in this Registration Statement by reference:

(a) The Company’s latest annual report on Form 10-K for the fiscal year ended December 31, 2023 (filed on April 12, 2024).

(b) The Company’s Current Reports on Form 8-K filed on April 16, 2024, April 19, 2024, and April 19, 2024.

(c) The description of the Common Stock of the Company contained in Exhibit 4.1 to the Company’s Annual Report on Form 10-K filed with the Commission on April 12, 2024.

All reports and other documents subsequently filed by the Company pursuant to Sections 13(a) and (c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities remaining unsold, shall be deemed to be incorporated by reference herein and to be a part hereof from the date of the filing of such reports and documents.

Item 4. Description of Securities.

Not applicable

Item 5. Interests of Named Experts and Counsel.

Not Applicable.

Item 6. Indemnification of Directors and Officers.

Sections 850 through 856 of Part 8 of the Montana Business Corporation Act (the “Montana Code”) and the Company’s bylaws (the “Bylaws”), taken together, provide that the Company shall indemnify any person who was or is involved in any manner or was or is threatened to be made so involved in any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative, or investigative, by reason of the fact that such person is or was a director, officer or employee of the Company or any predecessor to the Company, or is or was serving at the request of the Company or any predecessor to the Company as a director, officer, partner, trustee employee or agent of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other entity, against all expenses, judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding if the person acted in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Company, and with respect to a criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The Company may not, however, provide such indemnification on account of acts or omissions finally adjudged to be the receipt of an improper personal benefit or in connection with a proceeding by or in the right of the Company in which the person was adjudged liable to the Company. The indemnification provisions of the Montana Code and the Company’s Bylaws include the right of an indemnitee to receive payment of any expenses incurred in connection with a proceeding in advance of the final disposition of the proceeding, consistent with applicable law. The Montana Code and the Company’s Bylaws specify certain procedures and conditions that apply with respect to indemnification and the advancement of expenses.

Indemnification of any person, as described in the preceding paragraph, is mandatory to the extent that such person has been wholly successful on the merits or otherwise in defense of the subject action, suit or proceeding.

The indemnification rights described in the preceding paragraphs are not exclusive of other rights to which any person seeking indemnification may otherwise be entitled under current or future laws or by agreement with the Company.

The Company may also purchase and maintain insurance or make other financial arrangements on behalf of any present or past director or officer pursuant to which such person served in that capacity at the Company’s request. Such insurance or other financial arrangements may cover liabilities asserted against or expenses incurred by such person in any of the aforementioned capacities, regardless of whether the Company would have the authority to indemnify such person.

Item 7. Exemption from Registration Claimed.

Not Applicable.

Item 8. Exhibits.

See the accompanying Exhibit Index for a list of Exhibits to this Registration Statement, which is incorporated by reference herein.

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Item 9. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities: The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)-(g) [Reserved]

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Thompson Falls, State of Montana, on this 15th day of May, 2024.

UNITED STATES ANTIMONY CORPORATION

By	/s/ Richard R. Isaak
Richard R. Isaak
SVP, Chief Financial Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints Richard R. Isaak as his attorney-in-fact, each with the power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the SEC, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that such attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 15, 2024.

Signature	Title

/s/ Gary C. Evans	Co-Chief Executive Officer, Chairman and Director
Gary C. Evans	(Principal Executive Officer and Director)

/s/ Lloyd Joseph Bardswich	Co-Chief Executive Officer and Director
Lloyd Joseph Bardswich	(Principal Executive Officer and Director)

/s/ Richard R. Isaak	SVP, Chief Financial Officer
Richard R. Isaak	(Principal Financial Officer and Principal Accounting Officer)

/s/ Dr. Blaise Aguirre	Director
Dr. Blaise Aguirre

/s/ Joseph A. Carrabba	Director
Joseph A. Carrabba

/s/ Michael A. McManus	Director
Michael A. McManus

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EXHIBIT INDEX

Exhibit Number	Document Description

3.1	Second Amended and Restated Articles of Incorporation (incorporated by reference to Exhibit 3.1 to the Company's Current Report on Form 8-K filed with the SEC on January 15, 2021).

3.2	Second Amended and Restated Bylaws (incorporated by reference to Exhibit 3.02 to the Company's Current Report on Form 8-K filed with the SEC on December 20, 2012).

5.1	Opinion of Hall Booth Smith, P.C.

23.1	Consent of Assure CPA, LLC.

23.2	Consent of Hall Booth Smith, P.C. (included in Exhibit 5.1).

24.1	Power of Attorney (included on signature page).

99.1	United States Antimony Corporation 2023 Equity Incentive Plan (incorporated by reference to Exhibit 10.1 to the Company’s Annual Report on Form 10-K filed on April 12, 2024).

107.1	Filing Fee Table

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